UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2007

Venture Financial Group, Inc. (Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1495 Wilmington Drive PO Box 970 DuPont, Washington 98327 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 253-441-4000

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

(e)      On December 19, 2007, the Company entered into the following agreements with  executive officers and directors: (i) Split Dollar Life Insurance Agreements with President James F. Arneson, Chief Financial Officer Sandra Sager and Chief Credit Officer Bruce H. Marley; (ii) Supplemental Executive Retirement Plan (SERP) Participation Agreement with Sandra Sager; (iii) amendments to existing employment agreements with Chairman and Chief Executive Officer Ken Parsons, James Arneson and Sandra Sager; and (iv) amendments to existing Director Deferred Income Agreements with Ken Parsons and Director Rick Panowicz and a 1989 Deferred Compensation Agreement with Ken Parsons.

The Split Dollar Life Insurance Agreements provide for the insurance companies to pay the designated beneficiaries up to $350,000 from the “net at risk proceeds” of policies purchased by Venture Bank. The net at risk proceeds is the amount in excess of the total required in order for the Bank to recover all of its original investment as well as all accumulated interest in the policies. A copy of the form of Split Dollar Life Insurance Agreement is attached as Exhibit 10.1.

The amendments to the existing employment agreements and to the existing Director Deferred Income Agreements and Parsons 1989 Deferred Compensation Agreement include immaterial modifications intended to make the agreements comply with Section 409A of the Internal Revenue Code. Copies of the amended employment agreements are attached as Exhibits 10.2, 10.3 and 10.4 and copies of the amended deferred income agreements are attached as Exhibits 10.5, 10.6 and 10.7.

The SERP Participation Agreement with Sandra Sager provides that, subject to the terms of the Venture Financial Group Supplemental Executive Retirement Plan, upon retirement at age 65 Ms. Sager is eligible to receive $143,086 per year (payable twice per month for 20 years following retirement). To receive early retirement benefits under the SERP, Ms Sager must have ten years of credited service and attain age 55. Ms. Sager is not entitled to receive any SERP benefits if she is terminated for cause. Ms. Sager will be entitled to reduced benefits if she voluntarily terminates employment prior to retirement age (or early retirement), her employment is terminated without cause or in connection with a change in control, or if she dies or becomes disabled prior to early or normal retirement. A copy of the form of Participation Agreement is attached as Exhibit 10.8. The company adopted a First Amendment to the Supplemental Executive Retirement Plan, which is attached as Exhibit 10.9 and includes amendments to comply with final 409A regulations issued by the IRS.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
	10.1	Form of Split Dollar Life Insurance Agreement
	10.2	Amendment to Ken Parsons Employment Agreement
	10.3	Amendment to James Arneson Employment Agreement
	10.4	Amendment to Sandra Sager Employment Agreement
	10.5	Restated 1992 Directors Deferred Income Agreement (Parsons)
	10.6	Restated 1992 Directors Deferred Income Agreement (Panowicz)
	10.7	Restated 1989 Deferred Compensation Agreement (Parsons)
	10.8	Supplemental Executive Retirement Plan Participation Agreement
	10.9	First Amendment to the 2005 Venture Financial Group, Inc. Supplemental Executive Retirement Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	December 19, 2007	By:	/s/Sandra L. Sager
Sandra L. Sager Chief Financial Officer